UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood Street, 15th Floor, Dallas, Texas 75201

(Address of principal executive offices)

(214) 999-7552

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	MGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K (this “Current Report”) is being filed in connection with the completion of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 14, 2022 (the “Merger Agreement”), by and among MoneyGram International, Inc., a Delaware corporation (the “Company”), Mobius Parent Corp., a Delaware corporation (“Parent”) and an affiliate of Madison Dearborn Partners, LLC, and Mobius Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). On June 1, 2023, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report is incorporated into this Item 1.02 by reference.

Concurrently with the closing of the Merger, the Company repaid all outstanding loans and terminated all revolving credit commitments under the Credit Agreement, dated as of July 21, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), by and among the Company, as borrower, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto. Upon such repayment and termination, all security interests securing the Company’s obligations under the Existing Credit Agreement were released and discharged.

The information in Item 8.01 as to the Redemption (as defined below) of the 2026 Notes (as defined below) and the satisfaction and discharge of the Indenture (as defined below) governing the 2026 Notes is incorporated into this Item 1.02 by reference.

Item 2.01.	Completion of an Acquisition of Disposition of Assets.

The information set forth in the Introductory Note of this Current Report is incorporated into this Item 2.01 by reference.

At the effective time of the Merger (the “Effective Time”), pursuant to the terms of the Merger Agreement and upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent and continuing to exist as a Delaware corporation. Pursuant to the terms of the Merger Agreement, (a) each outstanding share of common stock, par value $0.01 per share, of the Company (“Common Stock”) (other than shares held by the Company or a wholly owned subsidiary of the Company or owned by Parent, Merger Sub or any entity of which Merger Sub is a direct or indirect wholly owned subsidiary) was automatically cancelled and converted into the right to receive $11.00 in cash (the “Merger Consideration”) and (b) each outstanding and unexercised warrant to purchase shares of Common Stock (each, a “Warrant”) was automatically cancelled and converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Common Stock subject to the Warrant and (ii) the number of shares of Common Stock issuable upon exercise of such Warrant.

In addition, at the Effective Time, other than as described below, all equity awards, consisting of restricted stock units subject to time-based or performance-based vesting, became vested (to the extent unvested), based on achievement of the applicable performance criteria for performance-based awards at the greater of the target level and the actual level of performance achieved immediately prior to the Effective Time, and were converted into the right to receive the Merger Consideration. All outstanding stock options to purchase shares of Common Stock were cancelled and retired for no consideration, as all such options had an exercise price that exceeded the Merger Consideration.

Notwithstanding the foregoing, any equity awards granted on or after January 1, 2023, consisting of restricted stock units subject to time-based or performance-based vesting, were converted into cash-settled awards at the Effective Time and remained outstanding and continue to vest in accordance with their terms, except that each award subject to performance-based vesting was converted based on achievement of the applicable performance criteria at the greater of the target level and the actual level of performance achieved immediately prior to the Effective Time.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 15, 2022, the terms of which are incorporated into this Item 2.01 by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information included under Item 2.01 above is incorporated into this Item 3.01 by reference.

In connection with the closing of the Merger, the Company (i) notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Certificate of Merger relating to the Merger had been filed with the Secretary of State of the State of Delaware and effective as of the Effective Time and (ii) requested that NASDAQ file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The trading of the Common Stock was suspended before the opening of trading on June 1, 2023.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act with respect to the Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.03 and 8.01 of this Current Report is incorporated into this Item 3.03 by reference.

Item 5.01.	Change in Control of Registrant.

The information set forth in the Introductory Note and the information set forth under Items 2.01 and 5.02 of this Current Report is incorporated into this Item 5.01 by reference.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The aggregate Merger Consideration was approximately $1.1 billion, and the Merger Consideration was funded through equity contributions received by Parent and with proceeds from debt financing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2023, following the completion of the Merger, the following directors of the Company resigned from their respective positions as directors: Amb. Antonio O. Garza, Alka Gupta, Francisco Lorca, Michael P. Rafferty, Julie E. Silcock, W. Bruce Turner and Peggy Vaughan. The resignations of Mses. Gupta, Silcock and Vaughan and Messrs. Garza, Lorca, Rafferty and Turner did not result from any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

The officers of the Company immediately prior to the Effective Time continued as officers of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, (i) the amended and restated certificate of incorporation of the Company was amended and restated in its entirety (as so amended and restated, the “Certificate of Incorporation”) and (ii) the amended and restated bylaws of the Company, as amended, were amended and restated in their entirety (as so amended and restated, the “Bylaws”).

Copies of the Certificate of Incorporation and Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report and are incorporated into this Item 5.03 by reference.

Item 8.01.	Other Events.

Redemption and Satisfaction and Discharge of Notes

On May 22, 2023, the Trustee (as defined below) issued, on the Company’s behalf, a conditional notice of full redemption pursuant to the Indenture, dated as of July 21, 2021 (the “Indenture”), by and among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and as notes collateral agent, governing the Company’s 5.375% Senior Secured Notes due 2026 (the “2026 Notes”), announcing that the Company intended to redeem all of the outstanding 2026 Notes on June 1, 2022, subject to the satisfaction of the conditions precedent set forth in such conditional notice of full redemption (the “Redemption”).

In connection with the Redemption, on June 1, 2023, the Company delivered and irrevocably deposited funds sufficient for the Redemption payments into trust for the benefit of the holders of the 2026 Notes, and satisfied and discharged all of its remaining obligations under the Indenture in accordance with its terms.

This Current Report on Form 8-K does not constitute notice of redemption under the optional redemption provisions of the Indenture nor does it constitute an offer to sell, or the solicitation of an offer to buy, any securities. In addition, this Current Report on Form 8-K is neither an offer to purchase, nor the solicitation of an offer to sell, any securities, including the 2026 Notes.

Press Release

On June 1, 2023, the Company issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger by and among MoneyGram International, Inc., Mobius Parent Corp. and Mobius Merger Sub, Inc., dated as of February 14, 2022 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Commission on February 15, 2022).

3.1	Second Amended and Restated Certificate of Incorporation of MoneyGram International, Inc., dated June 1, 2023.

3.2	Second Amended and Restated Bylaws of MoneyGram International, Inc., dated June 1, 2023.

99.1	Press release dated June 1, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

Date: June 1, 2023	By:	/S/ ROBERT L. VILLASEÑOR
Robert L. Villaseñor
General Counsel, Corporate Secretary and Chief Administrative Officer